                         CHECKFREE HOLDINGS CORPORATION


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                                  Exhibit 4(a)


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                         CHECKFREE HOLDINGS CORPORATION

                              AMENDED AND RESTATED
                              --------------------
                        1983 INCENTIVE STOCK OPTION PLAN
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         WHEREAS, CheckFree Corporation, a Delaware corporation, adopted the CheckFree Corporation 1983 Incentive Stock Option Plan (the "1983 ISO Plan") as an incentive and to encourage certain key associates who render service to CheckFree Corporation; and

         WHEREAS, effective December 22, 1997, CheckFree Corporation was reorganized and pursuant to the reorganization, CheckFree Corporation became the wholly owned subsidiary of CheckFree Holdings Corporation (the
"Reorganization"); and

         WHEREAS, the common stock of CheckFree Corporation was exchanged on an equal basis for the common stock of CheckFree Holdings Corporation on the effective date of the Reorganization; and

         WHEREAS, CheckFree Holdings Company, pursuant to the Reorganization adopted the 1983 ISO Plan and desires to restate and amend the 1983 ISO Plan to reflect the Reorganization.

         NOW, THEREFORE, in consideration of the premises, the 1983 ISO Plan is hereby amended and restated, effective December 22, 1997, in its entirety as follows:


          1. PURPOSE. The purpose of this Amended and Restated 1983 Incentive Stock Option Plan (the "Plan") is to advance the interests of CheckFree Holdings Corporation, a Delaware corporation (the "Company"), by providing an opportunity to selected key associates of the Company and its subsidiaries to purchase stock of the Company through the exercise of options granted under the Plan. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate key associates of training, experience, and ability. It is intended that this purpose will be effected by the granting of stock options under the Plan that will qualify as "incentive stock options" under the provisions of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention.

          2. EFFECTIVE DATE. The Plan shall become effective on December 19, 1983 (the "Plan Effective Date") provided that the Plan is approved by the shareholders of the Company within one (1) year from that date. Although options may be granted before such approval, no option may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

          3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under the Plan shall not exceed in the aggregate One Hundred Thousand (100,000) shares of the $.01 par value common stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares again may be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company.

          4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, unless the Board of Directors shall delegate such administration to a committee (the "Stock Option Committee") consisting of not less than two (2) directors, who shall be eligible to participate in the Plan. The Stock Option Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. Subject to the provisions of the Plan, the Stock Option Committee shall have full power to construe and interpret the Plan and to establish, amend, and rescind rules and regulations for its administration. If the Board of Directors does not appoint a Stock Option Committee, any reference in the Plan to the Stock Option Committee shall mean the Board of Directors.

          5. ELIGIBLE ASSOCIATES. Options may be granted by the Board of Directors to such key associates of the Company or any of its subsidiaries, including members of the Board of Directors who are also key associates of the Company or any of its subsidiaries, as are selected by the Stock Option Committee.

          6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the Plan Effective Date, unless terminated earlier pursuant to Section 11 hereafter, and no options may be granted thereafter.

          7. LIMITATIONS ON NUMBER OF SHARES. The aggregate fair market value, determined as of the date the option is granted, of the shares for which options are exercisable for the first time by a key associate during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000). In the event that such key associate is eligible to participate in any other stock incentive plans of the Company, or its parent or a subsidiary, which also are intended to comply with the provisions of Section 422A of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted for such plans.

          8. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but not be limited to, the following terms and conditions:

                (a) PRICE. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall be not less than one hundred percent (100%) of the fair market value of the stock on the day the option is granted; provided, however, that if at the time of the grant the optionee owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, or its parent or a subsidiary, such purchase price per share shall be not less than one hundred ten percent (110%) of the fair market value of the stock on the day the option is granted. Such fair market value shall be determined in accordance with procedures to be established in good faith by the Stock Option Committee conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

                (b) NUMBER OF SHARES. Each option agreement shall specify the number of shares to which it pertains.

                (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option; and provided, further, that if at the time of the grant of such option, the optionee owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, or its parent or a subsidiary, such option shall be exercisable no later than five (5) years after the date of its grant.

                (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Stock Option Committee, any member of the Stock Option Committee, the Company's Treasurer, or any other officer of the Company designated by the Stock Option Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively registered under the Securities Act of 1933, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company and counsel for the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check; (ii) by delivery and assignment to the Company of shares of the Company's stock, if permitted by a vote of the Board of Directors; or
        (iii) by a combination of (i) and (ii). The value of the Company's stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures established by the Stock Option Committee.

                (e) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution. During the optionee's lifetime, each option shall be exercisable only by the optionee.

                (f) TERMINATION OF OPTIONS. Each option shall terminate and no longer may be exercised if the optionee ceases for any reason to be a key associate of the Company, or its parent or a subsidiary, except that:

                         (i) if the optionee's employment shall have terminated
                for any reason other than cause, disability (as defined below), or death, the optionee, at any time within a period of thirty
                (30) days after such termination of employment, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of termination of his or her employment; and

                         (ii) if the optionee's employment shall have been
                terminated because of disability within the meaning of Section 105(d)(4) of the Code, or because of the optionee's death, the optionee, or in the case of death the optionee's estate, personal representative, or beneficiary to whom the option has been transferred in accordance with Section 8(e), at any time within a period of three (3) months after such termination of employment, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of termination of employment or death, as the case may be.

                (g) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by the option until the date of issuance of a stock certificate to the optionee for such shares.

                (h) EXERCISE OF OPTION. Exercise of an option in any manner shall result in a decrease in the number of shares of common stock of the Company thereafter available under the Plan by the number of shares as to which the option is exercised.

        9. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS;
RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of common stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, recapitalizations, and other similar changes in the capital structure of the Company after the Plan Effective Date.

        10. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Stock Option Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. In the event of a merger or similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, the Company shall repurchase, at the effective date of the merger, reorganization, or sale, all of the Shares remaining unexercised under options granted and then outstanding under the Plan at a purchase price equal to the difference between the exercise price of the Shares and the fair market value of the Shares, as determined by the Company in its sole discretion, and options under the Plan shall terminate at such time.

        11. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may terminate at any time the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company; provided:

                (a) that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option;

                (b) that any such amendment which increases the number of shares subject to the Plan (other than as a result of a stock dividend, stock split, stock combination, or recapitalization under Section 9) shall be subject to approval by shareholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained; and

                (c) that in no event shall any amendment be made to the Plan which would cause the options granted hereunder to fail to qualify as incentive stock options under the Code.

        12. EFFECT OF THE PLAN ON THE EMPLOYMENT RELATIONSHIP. The establishment of the Plan in no way, now or hereafter, shall reduce, enlarge, or modify the employment relationship between the Company and the optionee. Nothing contained in the Plan shall be construed as conferring upon any optionee any right to continue in the employ of the Company.

        13. DEFINITIONS.

                (a) The term "key associates" means those executive, administrative, operational, or managerial employees of the Company, or any subsidiary thereof, who are determined by the Stock Option Committee to be eligible for options under the Plan.

                (b) The term "optionee" means a key associate to whom an option is granted under the Plan or, in the event of a transfer pursuant to
        Section 8(e), the optionee's estate, personal representative, or beneficiary, as the case may be.

                (c) The term "parent" shall have, for purposes of the Plan, the meaning ascribed to it under Section 425(e) of the Code.

                (d) The term "subsidiary" shall have, for purposes of the Plan, the meaning ascribed to it under Section 425(f) of the Code.

                                    EXHIBIT A


                                                                    ISO NO._____


                         CHECKFREE HOLDINGS CORPORATION

                             STOCK OPTION AGREEMENT
                                    UNDER THE
                              AMENDED AND RESTATED
                        1983 INCENTIVE STOCK OPTION PLAN
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                CHECKFREE HOLDINGS CORPORATION (the "Company") hereby grants, effective ______________, 199_ (the "Effective Date")___________________________
to (the "Optionee") an option to purchase a maximum of _______________ shares of its Common Stock, $.01 par value, (the "Shares"), at a price of ________________ Dollars ($_____) per share, subject to the following:

                1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Company's Amended and Restated 1983 Incentive Stock Option Plan, a copy of which is attached as Exhibit A hereto (the "Plan"), and is in all respects subject to the terms, conditions, and definitions of the Plan. The Optionee hereby accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions under and interpretations of the Plan by the Stock Option Committee (the "Committee") established under the Plan and as from time to time constituted shall be final, binding, and conclusive upon the Optionee and his or her heirs.

                2. VESTING AND TIME OF EXERCISE. This option may not be exercised prior to the first anniversary of the Effective Date. It thereafter may be exercised, from time to time, in full or in part, by the Optionee based upon the number of full years the Optionee has served as an employee of the Company (the "Vested Percentage") and shall remain exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the sixth anniversary of the Effective Date, whichever occurs first. The Optionee shall be entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, which shall be determined in accordance with the following schedule:

              FULL YEARS OF EMPLOYMENT       VESTED PERCENTAGE

                         1                          20%
                         2                          40%
                         3                          60%
                         4                          80%
                         5                         100%

Notwithstanding the foregoing, this option may not be exercised if, in the opinion of counsel for the Company, the issuance of the Shares pursuant hereto, either alone or in combination with the issuance with other securities by the Company, would constitute a violation of applicable federal or state securities laws or regulations or orders thereunder. In the event this option otherwise may not be exercised by reason of the foregoing sentence, the Company shall use its best efforts to register said Shares with the Securities and Exchange Commission on Form S-8 (or successor form) as soon as practicable after said form may be used by the Company and, concurrently therewith, to take such steps as may be necessary to comply with applicable state securities laws in connection with such issuance.

                3. METHODS OF EXERCISE. This option shall be exercisable by a written notice in the form adopted by the Committee which specifies the number of the Shares to be purchased. Upon receipt of payment for the Shares the Company thereafter will deliver or cause to be delivered to the Optionee (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company, a certificate or certificates for the number of the Shares with respect to which this option is being exercised, registered in the name or names of the individual or individuals exercising the option, provided, however, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or Optionee (or other individual or individuals exercising this option) to take any action in connection with the Shares then being purchased, the delivery of the certificate or certificates for the Shares shall be delayed for the period necessary to take and complete such action.

                4. PURCHASE FOR INVESTMENT. This option is granted on the condition that the purchase of the Shares shall be for the account of the Optionee (or other individual or individuals exercising this option) for investment purposes and not with a view of resale or distribution, except that such condition shall be inoperative if the offering of the Shares is registered under the Securities Act of 1933, or if in the opinion of counsel for the Company the Shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other individual or individuals exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other individual's) familiarity with restrictions on the resale of the Shares under applicable securities laws.

                5. NOTICE OF DISPOSITION OF SHARES. The Optionee or any other individual or individuals who may exercise this option will notify the Company within seven (7) days in the event of any disposition of any Shares of stock acquired on the exercise hereof within either (i) two (2) years after the Effective Date, or (ii) one (1) year after the exercise of this option.

                6. OPTION TO PURCHASE UPON TERMINATION OF EMPLOYMENT OR DEATH. Upon the termination of the Optionee's employment with the Company, whether such termination be voluntary or involuntary and for whatever cause, or upon the death of the Optionee, the Company shall have the option to purchase the Shares, now owned or hereafter acquired by the Optionee, and to which the Optionee shall be entitled. The Company within sixty (60) days of the Optionee's termination or death, at its option, may give notice of its election to purchase, in whole or in part, the Shares then owned by the Optionee. The Company shall exercise its election to purchase by giving notice thereof to the Optionee or the legal representative of the Optionee's estate. Such notice shall specify the number of the Shares to be purchased and the date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.

                The purchase price of the Shares to be purchased hereunder because of the termination or death of the Optionee shall be the price set forth in Section 8 below. The closing shall take place at the principal office of the Company and the purchase price shall be paid as set forth in Section 9 below.

                7. OPTION TO PURCHASE UPON TRANSFER. The Optionee shall not transfer or encumber the Shares, in whole or in part, to any person, firm, or corporation without the prior written consent of the Company and only thereafter if the Optionee shall have first made the offer to sell the Shares to the Company as hereinafter described and such offer shall not have been accepted.

                (a) OFFER BY THE OPTIONEE - The offer shall be given to the Company and shall consist of an offer to sell all of the Shares owned by the Optionee intended to be transferred or encumbered, to which shall be attached a statement of intention to transfer or encumber, as the case may be, the name and address of such prospective purchaser or lienor, the number of shares involved in the proposed transfer or encumbrance, and the terms of such transfer or encumbrance.

                (b) ACCEPTANCE OF OFFER - Within sixty (60) days after the receipt of such offer, the Company, at its option, may elect to purchase, in whole or in part, the Shares on either the same terms as those offered to the prospective purchaser or lienor, or upon the terms as set forth in Section 8 below. The Company shall exercise its election to purchase by giving notice thereof to the Optionee. Such notice shall specify a date for the closing of the purchase which shall be not more than sixty (60) days after the date of the giving of such notice.

                (c) RELEASE FROM RESTRICTION - If the offer to sell to the Company is not accepted, the Optionee may make a bona fide transfer or encumbrance to the prospective purchaser or lienor named in the statement attached to the offer, such sale or encumbrance to be made only in strict accordance with the terms therein stated. However, if the Optionee shall fail to make such transfer or encumbrance within thirty
        (30) days following the expiration of the time herein provided for the election by the Company, such Shares shall again be subject to all the restrictions of this Agreement.

               8. PURCHASE PRICE. The purchase price of the Shares to be purchased hereunder because of the termination of employment or death of the Optionee, as set forth under Section 6, or because of the Company exercising its right to purchase the Shares upon the terms set forth herein, as set forth under
Section 7, shall be the fair market value of the Shares. "Fair market value" of the Shares as used in this Section 8 shall be determined as follows:

                (a) If there is a public market for the common stock of the Company, the fair market value of the Shares shall be the lowest closing bid price on the date of the Company's election or, if no trades are made on such date, the most recent trade date prior thereto.

                (b) If there is no public market for the common stock of the Company, the fair market value shall be the price mutually agreed upon by the Company and the Optionee or the Optionee's legal representative.

                (c) If there is no public market for the common stock of the Company and the parties cannot mutually agree upon a price within forty-five (45) days following the date on which the Company accepts the offer, the fair market value of the Shares shall be determined as follows: The Company or the Optionee or the Optionee's legal representative shall each select an appraiser. These two appraisers shall select a third appraiser. The three appraisers shall determine a price per share which represents the fair market value. If the three appraisers cannot agree, the average of the three appraisers shall control. All costs of such appraisal shall be borne equally by the Company and the Optionee or the Optionee's estate.

                9. PAYMENT OF PURCHASE PRICE. The purchase price to be paid in the event the Company exercises its option to purchase the Shares pursuant to
Section 6 or Section 7 (if upon the terms set forth herein) shall be paid in five (5) equal successive annual installments commencing sixty (60) days after the closing of the purchase of the Shares, which shall be evidenced by the delivery of a negotiable promissory note (the "Note") from the Company payable to the order of the Optionee, or the legal representative of the Optionee's estate. The Note shall bear interest at the rate of ten percent (10%) per annum and the Company shall have the right to prepay the Note at any time without penalty. Notwithstanding the foregoing, the Company's minimum annual installment payable under the Note shall be the lesser of Ten Thousand Dollars ($10,000) or the total amount then due under the Note. Upon the delivery of the Note to the Optionee, the Optionee or the legal representative of the Optionee's estate shall assign and deliver to the Company the certificates for the Shares.

                10. ENDORSEMENT ON STOCK CERTIFICATE. In addition to any other legends, the certificate for the Shares shall bear the following legend in conspicuous type:

        THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION GRANTED TO THE COMPANY PURSUANT TO A STOCK OPTION AGREEMENT DATED THE ____ DAY OF _____________, 19__.

                11. TERMINATION OF OPTION TO PURCHASE. The Company's options to purchase the Shares under Sections 6 and 7 of this Agreement shall terminate 90 days after the effective date that the Company is required, with respect to its Common Stock, $.01 par value, to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                12. GENERAL. This Stock Option Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

                IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first written above.

                                       CHECKFREE HOLDINGS CORPORATION



                                       By
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                                       Its
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                                       OPTIONEE:



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